Exhibit 99.1

Filed by PennyMac Financial Services, Inc. (File No. 001-35916)

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act

Subject Company: New PennyMac Financial Services, Inc.

CIK: 0001745916

Media	Investors
Stephen Hagey	Christopher Oltmann
(805) 530-5817	(818) 264-4907

PennyMac Financial Services, Inc. Reports

Second Quarter 2018 Results and Declares Special, One-Time Dividend

Westlake Village, CA, August 2, 2018 — PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $68.4 million for the second quarter of 2018, on revenue of $244.3 million.  Net income attributable to PFSI common stockholders was $17.8 million, or $0.70 per diluted share.  Book value per share increased to $21.19, from $20.74 at March 31, 2018.

Additionally, the PFSI Board of Directors declared a special, one-time cash dividend of $0.40 per share of PFSI Class A common stock.  The dividend represents cash that resulted from previous tax-related distributions from Private National Mortgage Acceptance Company, LLC (PNMAC) in excess of PFSI’s tax obligations.  This dividend will be paid on August 30, 2018 to Class A common stockholders of record as of August 13, 2018.  The Company anticipates that this distribution will be reported as a return of capital for tax purposes, based on the Company’s current expectations regarding its projected taxable earnings and profits for the year 2018.(1)

Also today, a registration statement is being filed by New PennyMac Financial Services, Inc.(2) for a corporate reorganization that, if completed, would simplify the Company’s corporate structure and convert all equity ownership in PFSI and PNMAC into a single class of publicly traded common stock.

(1)         Holders of PFSI Class A common stock who are entitled to receive the dividend should consult with their individual tax advisors regarding the tax treatment of the dividend.

(2)         Please refer to the Registration Statement on Form S-4 to be filed by New PennyMac Financial Services, Inc. (CIK# 0001745916) on August 2, 2018.

Second Quarter 2018 Highlights

•                  Pretax income was $74.7 million, up from $73.0 million in the prior quarter

•                  Second quarter results reflect continued strong Servicing segment results and a quarterly increase in earnings contribution from the Production segment driven by higher volume

•                   Production segment pretax income was $19.0 million, up 11 percent from the prior quarter and down 71 percent from the second quarter of 2017

•                  Total loan acquisitions and originations were $15.9 billion in unpaid principal balance (UPB), up 11 percent from the prior quarter and down 9 percent from the second quarter of 2017

•                  Correspondent government and direct lending interest rate lock commitments (IRLCs) totaled $11.9 billion in UPB, up 9 percent from the prior quarter and down 12 percent from the second quarter of 2017

•                  Servicing segment pretax income was $54.6 million, modestly down from $54.9 million in the prior quarter and up from a loss of $11.2 million from the second quarter of 2017

•                  Servicing segment pretax income excluding valuation-related changes was $35.8 million, down 1 percent from the prior quarter and up 134 percent from the second quarter of 2017(3)

•                  The servicing portfolio grew to $263.5 billion in UPB, up 3 percent from March 31, 2018, and 15 percent from June 30, 2018

•                  Investment Management segment pretax income was $1.1 million, up from $1.0 million in the prior quarter, and down from $2.5 million in the second quarter of 2017

•                  Net assets under management were $1.5 billion, essentially unchanged from March 31, 2018, and down 3 percent from June 30, 2017

•                  Repurchased approximately 236,000 shares of PFSI’s Class A common stock at a cost of $4.8 million and a weighted average cost of $20.41 per share

(3)         Excludes changes in the fair value of MSRs, the ESS liability, and gains (losses) on hedging which were $42.3 million, $(1.0) million, and $(24.3) million, respectively, and a $1.8 million reversal of provision for credit losses on active loans in the second quarter of 2018.

Notable activity after quarter end

•                  Completed or entered into agreements to acquire bulk Ginnie Mae Mortgage Servicing Right (MSR) portfolios with UPB totaling approximately $13.9 billion

•                  Completed acquisitions from three sellers totaling $6.5 billion in UPB

•                  Also entered into agreements for acquisitions from another three sellers totaling $7.4 billion in UPB that are expected to close in the third quarter(4)

“We reported solid financial results for the second quarter in a mortgage origination market that is transitioning and remains competitive, with lenders managing capacity and production margins for the higher rate environment,” said President and CEO David Spector.  “Our results reflect the strength of our balanced mortgage banking model with production volume and profits up from the prior quarter and the Servicing segment’s continued strong earnings contribution, which benefited from an increase in mortgage rates during the quarter.  In the third quarter, we have deployed capital into bulk MSR acquisitions totaling $6.5 billion in UPB and entered into agreements to acquire three additional portfolios totaling $7.4 billion in UPB.  We also continue to invest in growth initiatives, such as broker direct lending, non-delegated correspondent, non-portfolio consumer direct origination and jumbo mortgages, which have the potential to meaningfully contribute to our profitability as they gain traction.”

(4)         These transactions are subject to continuing due diligence and customary closing conditions. There can be no assurance regarding the size of the transactions or that the transactions will be completed at all.

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended June 30, 2018
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$33,966	$26,980	$60,946	$—	$60,946
Loan origination fees	24,428	—	24,428	—	24,428
Fulfillment fees from PMT	14,559	—	14,559	—	14,559
Net servicing fees	—	113,689	113,689	—	113,689
Management fees	—	—	—	5,664	5,664
Carried Interest from Investment Funds	—	—	—	(168)	(168)
Net interest income (expense):	—	—
Interest income	16,874	38,230	55,104	—	55,104
Interest expense	1,025	31,576	32,601	15	32,616
	15,849	6,654	22,503	(15)	22,488
Other	536	728	1,264	1,428	2,692
Total net revenue	89,338	148,051	237,389	6,909	244,298
Direct expenses	49,484	68,160	117,644	799	118,443
Shared services	12,168	16,756	28,924	3,267	32,191
Corporate Overhead	8,668	8,567	17,235	1,731	18,966
Expenses	70,320	93,483	163,803	5,797	169,600
Pretax income	$19,018	$54,568	$73,586	$1,112	$74,698

Production Segment

Production includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis, fulfillment services on behalf of PennyMac Mortgage Investment Trust (NYSE: PMT) and direct lending through the consumer direct and broker direct channels.

PennyMac Financial’s loan production activity for the quarter totaled $15.9 billion in UPB, of which $10.5 billion in UPB was for its own account, and $5.4 billion in UPB was fee-based fulfillment activity for PMT.  Correspondent government and direct lending IRLCs totaled $11.9 billion in UPB.

Production segment pretax income was $19.0 million, an increase of 11 percent from the prior quarter and a decrease of 71 percent from the second quarter of 2017.  Production revenue totaled $89.3 million, an increase of 5 percent from the prior quarter and a decrease of 32 percent from the second quarter of 2017.  The quarter-over-quarter change resulted from a $3.7 million increase in net interest income and a $2.6 million increase in fulfillment fees from PMT, partially offset by a $2.2 million decrease in net gains on mortgage loans held for sale.  Net interest income in the second quarter includes $12.5 million in incentives which the Company is currently entitled to receive under one of its master repurchase agreements to finance mortgage loans that satisfy certain consumer relief characteristics, up from $10.2 million in the prior quarter.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	June 30,	March 31,	June 30,
	2018	2018	2017
	(in thousands)
Receipt of MSRs in loan sale transactions	$153,924	$141,873	$133,062
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(936)	(1,425)	(1,506)
Provision for representations and warranties, net	143	(379)	(276)
Cash investment (1)	(106,946)	(63,594)	7,221
Fair value changes of pipeline, inventory and hedges	14,761	(5,061)	(40,410)
Net gains on mortgage loans held for sale	$60,946	$71,414	$98,091

Net gains on mortgage loans held for sale by segment:
Production	$33,966	$36,198	$74,706
Servicing	$26,980	$35,216	$23,385

(1) Net of cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming loans acquired by PMT in its correspondent production business.  These services include, but are not limited to: marketing; relationship management; the approval of correspondent sellers and the ongoing monitoring of their performance; reviewing loan data, documentation and appraisals to assess loan quality and risk; pricing; hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $14.6 million in the second quarter, up 22 percent from the prior quarter and down 31 percent from the second quarter of 2017.  The quarter-over-quarter increase in fulfillment fee revenue was driven by higher acquisition volumes by PMT.  For the second quarter, the weighted average fulfillment fee rate was 27 basis points, down from 28 basis points in the prior quarter.

Production segment expenses were $70.3 million, a 3 percent increase from the prior quarter and a 10 percent increase from the second quarter of 2017.  The quarter-over-quarter increase was primarily driven by higher production volumes.

Servicing Segment

Servicing includes income from owned MSRs, subservicing and special servicing activities.  Servicing segment pretax income was $54.6 million compared with $54.9 million in the prior quarter and an $11.2 million loss in the second quarter of 2017.  Servicing segment revenues totaled $148.1 million, an increase of 1 percent from the prior quarter and 128 percent from the second quarter of 2017.  The quarter-over-quarter increase reflects a larger servicing portfolio and higher interest income from custodial deposits, partially offset by increased realization of MSR cash flows and a decrease in revenue related to the reperformance of government-insured and guaranteed loans bought out of Ginnie Mae pools in prior periods.

Net loan servicing fees totaled $113.7 million and included $161.9 million in servicing fees reduced by $65.2 million in realization of MSR cash flows.  Valuation-related gains totaled $17.0 million, which includes MSR fair value gains of $42.3 million, associated hedging losses of $24.3 million and changes in fair value of the excess servicing spread (ESS) liability resulting in a $1.0 million loss.  The MSR fair value gains primarily resulted from expectations for lower prepayment activity in the future due to higher mortgage rates.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	June 30,	March 31,	June 30,
	2018	2018	2017
	(in thousands)
Servicing fees (1)	$161,942	$160,673	$134,192
Effect of MSRs:
Amortization and realization of cash flows	(65,227)	(61,176)	(55,482)
Change in fair value and provision for/reversal of impairment of MSRs carried at lower of amortized cost or fair value	42,259	127,806	(36,927)
Change in fair value of excess servicing spread financing	(996)	(6,921)	7,156
Hedging losses	(24,289)	(103,593)	(2,026)
Total amortization, impairment and change in fair value of MSRs	(48,253)	(43,884)	(87,279)
Net loan servicing fees	$113,689	$116,789	$46,913

(1) Includes contractually-specified servicing fees

Servicing segment revenue also included $27.0 million in net gains on mortgage loans held for sale from the securitization of reperforming government-insured and guaranteed loans, compared with $35.2 million in the prior quarter and $23.4 million in the second quarter of 2017.  These loans were previously purchased out of Ginnie Mae securitizations as early buyout (EBO) loans and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.  Net interest income totaled $6.7 million, up from net interest expense of $6.3 million in the prior quarter and $5.8 million in the second quarter of 2017.  Interest income increased by $9.9 million from the prior quarter, driven by income from custodial deposits and capitalized interest resulting from an increase in modification of EBO loans during the quarter.  Interest expense decreased by $3.1 million from the first quarter; interest expense was elevated in the first quarter due to the accelerated recognition of costs related to the refinancing of MSR-backed term notes.

Servicing segment expenses totaled $93.5 million, a 2 percent increase from the prior quarter and a 23 percent increase from the second quarter of 2017.  The quarter-over-quarter increase was driven by servicing portfolio growth and an increase in EBO-related expenses resulting from higher volume of buyouts from Ginnie Mae securitizations.

The total servicing portfolio reached $263.5 billion in UPB at June 30, 2018, an increase of 3 percent from the prior quarter end and 15 percent from a year earlier.  Servicing portfolio growth during the quarter was driven by the Company’s loan production activities.  Of the total servicing portfolio, prime servicing was $262.6 billion in UPB and special servicing was $0.9 billion in UPB.  PennyMac Financial subservices and conducts special servicing for $81.2 billion in UPB, an increase of 5 percent from March 31, 2018 and 21 percent from a year earlier.  PennyMac Financial’s owned MSR portfolio grew to $178.3 billion in UPB, an increase of 3 percent from the prior quarter end.

The table below details PennyMac Financial’s servicing portfolio UPB:

	June 30,	March 31,	June 30,
	2018	2018	2017
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$132,307,067	$125,643,312	$105,296,264
Acquisitions	45,957,173	47,843,853	51,927,645
	178,264,240	173,487,165	157,223,909
Mortgage servicing liabilities	1,569,602	1,766,722	1,698,588
Mortgage loans held for sale	2,448,908	2,512,546	2,915,346
	182,282,750	177,766,433	161,837,843
Subserviced for Advised Entities	80,359,635	76,636,300	64,924,592
Total prime servicing	262,642,385	254,402,733	226,762,435
Special servicing:
Subserviced for Advised Entities	854,994	903,138	2,201,340
Total special servicing	854,994	903,138	2,201,340
Total loans serviced	$263,497,379	$255,305,871	$228,963,775

Mortgage loans serviced:
Owned
Mortgage servicing rights	$178,264,240	$173,487,165	$157,223,909
Mortgage servicing liabilities	1,569,602	1,766,722	1,698,588
Mortgage loans held for sale	2,448,908	2,512,546	2,915,346
	182,282,750	177,766,433	161,837,843
Subserviced	81,214,629	77,539,438	67,125,932
Total mortgage loans serviced	$263,497,379	$255,305,871	$228,963,775

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation.  PennyMac Financial has also managed two private Investment Funds that sold or liquidated all of their remaining assets in 2017 and the six months ended June 30, 2018.  Net assets under management were $1.5 billion as of June 30, 2018, essentially unchanged from March 31, 2018, and down 3 percent from June 30, 2017.

Pretax income for the Investment Management segment was $1.1 million, compared with $1.0 million in the prior quarter and $2.5 million in the second quarter of 2017.  Management fees, which include base management fees from PMT and the private Investment Funds, decreased 2 percent from the prior quarter and 6 percent from the second quarter of 2017.  No incentive fee was paid by PMT during the quarter as in the prior quarter; incentive fees of $0.3 million were paid for the second quarter of 2017.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,728	$5,696	$5,334
Performance incentive	—	—	304
	5,728	5,696	5,638
Investment Funds	(64)	79	369
Total management fees	5,664	5,775	6,007
Carried Interest	(168)	(180)	241
Total management fees and Carried Interest	$5,496	$5,595	$6,248

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,545,487	$1,542,258	$1,454,832
Investment Funds	765	2,668	144,744
	$1,546,252	$1,544,926	$1,599,576

Investment Management segment expenses totaled $5.8 million, down 2 percent from the prior quarter and up 50 percent from the second quarter of 2017.

The increase from the prior year was primarily due to a change in accounting for expenses reimbursed by PMT under the Company’s management agreement with PMT.  Beginning January 1, 2018, PennyMac Financial is required to include such expense reimbursements in its net revenue and the expenses reimbursed in its expenses.  Previously, PennyMac Financial accounted for such reimbursements as reductions to its expenses.

Consolidated Expenses

Total expenses for the second quarter were $169.6 million, a 3 percent increase from the prior quarter and an 18 percent increase from the second quarter of 2017.  The quarter-over-quarter change was driven by higher expenses in both the Servicing and Production segments due to higher volumes of activity.

***

Executive Chairman Stanford L. Kurland concluded, “We continue to invest and pursue the buildout of our business model into new market segments, products and channels.  We believe we are well-positioned to expand our growth and earnings opportunities with the investments we are making in our Production and Servicing businesses.  In consumer direct lending, we are seeing success in non-portfolio and purchase-money originations, both of which are important to growing volumes.  Further, our investments in the broker direct channel are beginning to deliver results and demonstrate our ability to access this previously untapped market segment.  We are making technology investments across our business, such as in loan servicing where system enhancements will allow us to capture greater scale efficiencies.  We also remain mindful of prudent expense management and are monitoring the deployment of our human resources and capital to ensure we continue to operate at high levels of efficiency and continue delivering attractive returns to stockholders.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:10 p.m. (Pacific Daylight Time) on Thursday, August 2, 2018.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.”  Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of  regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or investment strategies or expansion of existing business activities or investment strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our exposure to risks of loss with real estate investments resulting from adverse weather conditions and man-made or natural disasters; and our organizational structure and certain requirements in our charter documents.  You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

Non-solicitation

In connection with a proposed reorganization of the Company, the Company’s wholly-owned subsidiary, New PennyMac Financial Services, Inc., will be filing a registration statement on Form S-4 with the SEC, but this registration statement has not yet become effective. The securities registered under this registration statement may not be sold nor may offers to buy these securities be accepted before the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Additional Information and Where to Find It

In connection with the proposed reorganization, New PennyMac Financial Services, Inc. (CIK# 0001745916) will be filing a registration statement on Form S-4 (the “New PennyMac Registration Statement”) that includes a proxy statement of the Company that also constitutes a prospectus of New PennyMac Financial Services, Inc. (which New PennyMac Registration Statement has not yet been declared effective). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE COMPANY, NEW PENNYMAC FINANCIAL SERVICES, INC. AND THE REORGANIZATION.  A definitive proxy statement will be sent to stockholders of the Company seeking approval of the reorganization after the New PennyMac Registration Statement is declared effective. The proxy statement/prospectus and other documents relating to the reorganization can be obtained free of charge from the SEC website at www.sec.gov.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or stockholder. However, the Company, New PennyMac Financial Services, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed reorganization under the rules of the SEC. Information regarding the Company’s directors and executive officers may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on April 17, 2018 and in the proxy statement/prospectus included in the New PennyMac Registration Statement. Information regarding New PennyMac Financial Services, Inc.’s directors and executive officers may be found in the proxy statement/prospectus included in the New PennyMac Registration Statement. These documents can be obtained free of charge from the SEC.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	March 31,	June 30,
	2018	2018	2017
	(in thousands, except share amounts)
ASSETS
Cash	$189,663	$137,863	$75,978
Short-term investments at fair value	98,571	105,890	145,440
Mortgage loans held for sale at fair value	2,527,231	2,584,236	3,037,602
Derivative assets	92,471	89,469	70,075
Servicing advances, net	258,900	284,145	291,907
Carried Interest due from Investment Funds	370	538	71,019
Investment in PennyMac Mortgage Investment Trust at fair value	1,424	1,352	1,372
Mortgage servicing rights	2,486,157	2,354,489	1,951,599
Real estate acquired in settlement of loans	2,300	2,338	822
Furniture, fixtures, equipment and building improvements, net	29,607	30,172	31,418
Capitalized software, net	31,913	28,919	18,197
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	138,582	142,938	150,000
Receivable from Investment Funds	12	460	1,330
Receivable from PennyMac Mortgage Investment Trust	19,661	27,356	17,725
Loans eligible for repurchase	879,621	1,018,488	462,487
Other	85,223	94,238	77,767
Total assets	$6,841,706	$6,902,891	$6,404,738

LIABILITIES
Assets sold under agreements to repurchase	$1,825,813	$1,814,282	$3,021,328
Mortgage loan participation and sale agreements	528,368	510,443	243,361
Notes payable	1,140,546	1,140,022	429,692
Obligations under capital lease	13,032	16,435	26,641
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	229,470	236,002	261,796
Derivative liabilities	4,094	4,476	16,564
Mortgage servicing liabilities at fair value	10,253	12,063	18,295
Accounts payable and accrued expenses	114,005	113,046	132,053
Payable to Investment Funds	404	26	15,236
Payable to PennyMac Mortgage Investment Trust	99,309	117,987	132,709
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	46,903	46,037	73,084
Income taxes payable	67,357	58,956	40,672
Liability for loans eligible for repurchase	879,621	1,018,488	462,487
Liability for losses under representations and warranties	20,587	20,429	19,568
Total liabilities	4,979,762	5,108,692	4,893,486

STOCKHOLDERS’ EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 25,008,655, 24,277,768 and 23,472,795 shares, respectively	3	2	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 45, 45 and 50 shares, respectively	—	—	—
Additional paid-in capital	229,941	221,495	199,146
Retained earnings	299,951	282,114	185,907
Total stockholders’ equity attributable to PennyMac Financial Services, Inc. common stockholders	529,895	503,611	385,055
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	1,332,049	1,290,588	1,126,197
Total stockholders’ equity	1,861,944	1,794,199	1,511,252
Total liabilities and stockholders’ equity	$6,841,706	$6,902,891	$6,404,738

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	June 30,	March 31,	June 30,
	2018	2018	2017
	(in thousands, except earnings per share)
Revenue
Net gains on mortgage loans held for sale at fair value	$60,946	$71,414	$98,091
Mortgage loan origination fees	24,428	24,563	30,193
Fulfillment fees from PennyMac Mortgage Investment Trust	14,559	11,944	21,107
Net mortgage loan servicing fees:
Mortgage loan servicing fees
From non-affiliates	138,871	135,483	112,348
From PennyMac Mortgage Investment Trust	9,431	11,019	10,099
From Investment Funds	3	—	543
Ancillary and other fees	13,637	14,171	11,202
	161,942	160,673	134,192
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread	(48,253)	(43,884)	(87,279)
Net mortgage loan servicing fees	113,689	116,789	46,913
Management fees:
From PennyMac Mortgage Investment Trust	5,728	5,696	5,638
From Investment Funds	(64)	79	369
	5,664	5,775	6,007
Carried Interest from Investment Funds	(168)	(180)	241
Net interest income (expense):
Interest income	55,104	42,615	34,973
Interest expense	32,616	36,745	36,877
	22,488	5,870	(1,904)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	108	182	76
Results of real estate acquired in settlement of loans	13	(28)	(119)
Other	2,571	1,872	1,116
Total net revenue	244,298	238,201	201,721
Expenses
Compensation	98,540	102,013	82,967
Servicing	28,490	26,299	24,702
Technology	15,154	14,620	11,581
Occupancy and equipment	6,507	6,377	5,965
Professional services	5,587	5,738	4,523
Loan origination	5,144	2,115	5,116
Marketing	2,218	2,161	2,483
Other	7,960	5,882	6,424
Total expenses	169,600	165,205	143,761
Income before provision for income taxes	74,698	72,996	57,960
Provision for (benefit from) income taxes	6,293	6,070	7,214
Net income	68,405	66,926	50,746
Less: Net income attributable to noncontrolling interest	50,568	50,307	40,267
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$17,837	$16,619	$10,479

Earnings per share
Basic	$0.71	$0.70	$0.45
Diluted	$0.70	$0.67	$0.44
Weighted-average common shares outstanding
Basic	24,959	23,832	23,388
Diluted	78,825	79,461	77,650